UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010

Surge Components, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 595-1818
With Copies to: Marc Ross, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006
N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2010, Surge Components, Inc. (the “Company”) received notification that its certificate of merger (the “Certificate of Merger”) of Surge Components, Inc., a New York corporation, into Surge Components, Inc., a Nevada corporation, was accepted by the New York Secretary of State. The Company received notification that its articles of merger (the “Articles of Merger”) was accepted by the Nevada Secretary of State on August 26, 2010. Pursuant to the Certificate of Merger and the Articles of Merger, the Company was merged with and into Surge Components, Inc., a Nevada corporation (“Surge Nevada”), such that the Company is now a Nevada corporation (the “Reincorporation”), and the articles of incorporation and by-laws of Surge Nevada prior to the Reincorporation are now the articles of incorporation and by-laws of the Company. There were no material differences between the articles of incorporation and by-laws of Surge Nevada and those of the Company prior to the Reincorporation except as follows:

●
The authorized capital of Surge Nevada, and thus now of the Company, is 80,000,000 shares, consisting of 75,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001.

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The board of directors of Surge Nevada, and thus now of the Company, is divided into three classes, with each class as nearly equal in number as the then-authorized number of directors constituting the board of directors permits, with the term of the office of one class expiring each year.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Merger

3.2	Articles of Merger

3.3	Articles of Incorporation

3.4	By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of September, 2010		Surge Components, Inc.

	By:	/s/ Ira Levy
Ira Levy
Chief Executive Officer